ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

THIS AGREEMENT, dated as of the date executed by ALTERNATIVE SECURITIES MARKETS GROUP CORPORATION (“ASMG”), a California Stock Corporation, located at 4136 Del Rey Avenue, Marina Del Rey, California 90292, by and between StepOne Personal Health, Inc.

The Company’s eligibility to list and promote its securities offering on the Alternative Securities Market Exchange’s (the “ASMX”) Primary Market at http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com is more fully defined in, and is governed by, the ASMX Market Listing Agreement, as amended from time to time, which, together with all attachments, appendices, addenda, cover sheets, amendments, exhibits, schedules and other materials referenced therein (collectively, the “Agreement”), are attached hereto and incorporated herein by reference in their entirely.

The Company requests to enter into a Market Listing Agreement with the ASMX (“Alternative Securities Market Exchange, Inc., a California Stock Corporation) and to have its securities listed on one of the following tiers of the ASMX, as applicable, as evidenced by an authorized officer of the Company initialing and dating below next to the ASMX Tier being requested:

MUST CHOOSE ONE ASM MARKET TIER BELOW:

ASM MARKET	Initials	Date
ASMX VENTURE MARKET (Regulation A Tier I Securities)	X ________________	X _____________
ASMX MAIN MARKET (Regulation A Tier II Securities)
ASMX GLOBAL PRIVATE MARKET (Regulation A, Regulation S & Intra-State Exempt Securities)
ASMX POOLED FUNDS MARKET

SEE ALL MARKET TIER LISTING REQUIREMENTS AS WELL AS ALL ALTERNATIVE SECURITIES MARKET EXCHANGE RULES AND REGULATIONS IN THE “ALTERNATIVE SECURITIES MARKET EXCHANGE RULEBOOK” BEFORE CHOOSING A MARKET TIERM TO APPLY FOR LISTING:

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

MARKET SEGMENTS:

(___)  ASMX Aviation & Aerospace Market

(___)  ASMX Market Biofuels Market

(___)  ASMX California Water Rights Market

(___)  ASMX Commercial Mortgage Clearinghouse

(___)  ASMX Energy Market

(___)  ASMX Entertainment & Media Market

(___)  ASMX Fashion & Textiles Market

(___)  ASMX Financial Services Market

(___)  ASMX Food & Beverage Market

(___)  ASMX Hotel & Hospitality Market

(___)  ASMX Life Settlement Market

(___)  ASMX Medical Device & Pharmaceuticals Market

(___)  ASMX Mining & Mineral Rights Market

(___)  ASMX Oil & Natural Gas Market

(___)  ASMX Residential Mortgage Market

(___)  ASMX Restaurant & Night Club Market

(___)  ASMX Retail & E-Commerce Market

(_X_)  ASMX New Technologies Market

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

Type of Direct Public Offering: (Choose One)

Common Stock: (__)

Preferred Stock: (_X_)

Membership Units / Equity Interests: (__)

Debt Note / Corporate Bond: (__)

Royalty Interest: (__)

Terms: __See Below________________________

9% Convertible Preferred Stock Shares

A maximum of TWENTY-ONE THOUSAND 9% Convertible Preferred Stock Shares are being offered to the public at $100.00 9% Convertible Preferred Stock Unit. A Minimum of $100,000 will need to be received from this Offering for the Company to receive proceeds from the Sale of any Securities of this Offering. A maximum of $2,100,000 will be received from the offering. All Securities being offered by the Company through this offering, and no Securities are being offered by any selling shareholders of the Company. The Company will receive all proceeds from the sale of its Securities after the Company has secured $100,000 from the sale of Securities through this Offering.  If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

This Offering Circular relates to the offering (the “Offering”) of up to 21,000 9% Convertible Stock Shares in StepOne Personal Health, Inc. The Securities offered through this Offering have no voting rights until the securities are converted to Common Stock Shares of the Company per the terms and conditions detailed in this Offering. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 21,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

Dr. Craig Brandman is the Chief Executive Officer of StepOne Personal Health, Inc. and currently owns TWENTY-SIX THOUSAND FIVE HUNDRED (26,500) Common Stock Shares of the Company, which is 26.5% of the

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

Company’s total number of the current Common Stock Issued and Outstanding. No Common Stock is being issued in this Offering. Upon completion of this Offering, the Company will have 21,000 Shares of Preferred Stock Issued to Shareholders.

This Offering is being conducted on a “best-efforts” basis, which means the Company’s Chief Executive Officer, Dr. Craig Brandman; and the Company’s Vice President, Mr. David Clymer, who will each use all commercially reasonable efforts in an attempt to sell all Securities of this Offering. No Manager of the Company will receive any commission or any other remuneration for the sales of securities through this Offering. In offering the Securities, the Company’s Management will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Securities will be offered for sale at a fixed price of $100.00 USD per 9% Convertible Preferred Stock Unit. If all Securities are purchased, the gross proceeds to the Company will be $2,100,000.00 USD. Though the Offering is being conducted on a “best-efforts” basis, the Company has set an investment minimum of $100,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $100,000 will be held in an Escrow Account, and only after $100,000 in securities has been sold to investors (One Thousand 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. Accordingly, all Investment Funds after the Investment Minimum has been achieved, will become immediately available to the Company and may be used as they are accepted. Investors will not be entitled to a refund once the Investment Minimum of $100,000 is achieved, and all Investors will be subject to the terms, conditions and investment risks associated with this investment.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Delaware for agreements made in and to be performed in the state of Delaware. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

Type of Investor Reporting: (Choose One of Three options below)

(_X_ )  OPTION ONE: Investor Reporting Company:

o

Quarterly Un-audited Financial Statements: Company Agrees to furnish Alternative Securities Markets Group a complete set of un-audited financial statements within 30 days of the close of each business quarter. Company financials shall be emailed to LEGAL@AlternativeSecuritiesMarket.com and will be distributed privately to all investors of the Company (not for public view or distribution). All un-audited financial statements will be signed as “true and accurate” by the Chief Executive Officer and/or the Chief Financial Officer of the Company.

o

Annual Audited Financial Statements: Company Agrees to furnish Alternative Securities Markets Group a complete set of AUDITED financial statements within 60 days of the close of each business fiscal year. Company audited financials shall be emailed to LEGAL@AlternativeSecuritiesMarket.com and will be distributed privately to all investors of the Company (not for public view or distribution).

o

Corporate Actions: Certain corporate actions must be disclosed to all investors and to Alternative Securities Markets Group. These include: All Dividends, Stock Splits, New Stock Issues, Reverse Splits, Name Changes, Mergers, Acquisitions, Dissolutions, Bankruptcies or Liquidations. All must be reported to the Investors and to Alternative Securities Market Exchange (the “ASMX”) no less than TEN CALENDAR DAYS prior to record date.

(__ )  OPTION TWO: Limited Investor Reporting Company:

o

Quarterly Un-audited Financial Statements: Company Agrees to furnish Alternative Securities Markets Group a complete set of un-audited financial statements within 30 days of the close of each business quarter. Company financials shall be emailed to LEGAL@AlternativeSecuritiesMarket.com and will be distributed privately to all investors of the Company (not for public view or distribution). All un-audited financial statements will be signed as “true and accurate” by the Chief Executive Officer and/or the Chief Financial Officer of the Company.

o

Corporate Actions: Certain corporate actions must be disclosed to all investors and to Alternative Securities Markets Group. These include: All Dividends, Stock Splits, New Stock Issues, Reverse Splits, Na me Changes, Mergers, Acquisitions, Dissolutions, Bankruptcies or Liquidations. All must be reported to the Investors and to Alternative Securities Market Exchange (the “ASMX”) no less than TEN CALENDAR DAYS prior to record date.

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

(__ )  OPTION THREE: Investor Non-Reporting Company  -  ONLY AVAILABLE FOR COMMERCIAL MORTGAGE CLEARINGHOUSE / RESIDENTIAL MORTGAGE CLEARINGHOUSE & LIFE SETTLEMENT MARKET COMPANIES:

o

Monthly Status of the Company Report: Company agrees that the Company’s Chief Executive Officer will publish a monthly “State of the Company Letter” and email the “State of the Company Letter” to all investors of the Company and to Alternative Securities Markets Group. The “State of the Company Letter” should detail the current operational status of the Company, detail any information that the CEO feels is necessary for investors to know and include information on the path the CEO of the Company is looking at taking the company in the short-term and in the long-ter. Company agrees that the “State of the Company Letter” will be posted on the Company’s private page at www.ASMX.CO and / or www.AlternativeSecuritiesMarket.com  where they may be viewed by registered users of www.ASMX.CO and / or www.ASMGCorp.com.

o

Corporate Actions: Certain corporate actions must be disclosed to all investors and to Alternative Securities Markets Group. These include: All Dividends, Stock Splits, New Stock Issues, Reverse Splits, Na me Changes, Mergers, Acquisitions, Dissolutions, Bankruptcies or Liquidations. All must be reported to the Investors and to Alternative Securities Market Exchange (the “ASMX”) no less than TEN CALENDAR DAYS prior to record date.

Alternative Securities Market Exchange Fees:

Public Reporting on the Alternative Securities Market Exchange:

o

REFERENCETHE ALTERNATIVE SECURITIES MARKET EXCHANGE RULEBOOK

o

Initial Listing Application Fee:

o

1/10th of 1% of the Gross Offering

o

$1,000 USD

o

Fee Waived

o

Monthly Alternative Securities Market Exchange Listing & Public Reporting Fees:

o

$249 per month

o

$4.75 per Page per SEC Edgar Filing

o

Alternative Securities Market Exchange Transaction Fees for all Initial Public Offerings:

o

1/10th of 1% of all Sales of Securities Registered on Market

o

$1.00 Per Preferred Stock Sold per Sales Transaction

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

ASMG UNDERWRITING AGREEMENT:

The Company agrees to continue to acknowledge that members of Alternative Securities Markets Group Corporation shall continue to be relying on the Company and business information when preparing the Company for a ‘Direct Public Offering of Securities’ and listing on the Alternative Securities Market Exchange (the “ASMX”). All members of the Company represent that all such information he or she is providing to Alternative Securities Markets Group Corporation is true and complete to the best of his or her knowledge. All members of the Company acknowledge that members of Alternative Securities Markets Group Corporation may provide the information submitted to other necessary parties or its affiliates in the course of preparing the proposed ‘Direct Public Securities Offering’ and listing on the Alternative Securities Market Exchange (the “ASMX”). All members of the Company shall promptly submit any additional information which supplements or reflects material changes in any of the information submitted to Alternative Securities Markets Group Corporation members. Furthermore, all members of the Company shall certify at each submission that all of the information supplied to Alternative Securities Markets Group Corporation is accurate and complete, to the best of her or her knowledge.

Reporting Requirements: (To Be Emailed to Legal@AlternativeSecuritiesMarket.com)

1.

Company agrees to continue to provide the information as requested by the Alternative Securities Markets Group.

2.

Copy of Final Business Plan / Private Placement Memorandum

3.

Copy of the Articles of Incorporation

4.

Details on Current Shareholders (Detail number of shares authorized, detailed number of shares issued and outstanding and who holds those shares).

5.

BIOGRAPHIES of each Executive Member of the Company, NO RESUMES

6.

Details on any issued options or warrants of the Company

7.

Details on any debts of the Company

8.

Details on all Permitting, Licensing or Regulatory Approvals Required for operation

9.

Complete use of Funds Schedule

10.

Un-audiated Financial Statements for 2013 & 2014, or if not incorporated for the past two years, just back to the date of incorporation. Per SEC Rules, the Un-audited Financial Statements MUST include:

a.

Balance Sheets

b.

Profit & Loss Statements

c.

Cash Flow Statements

d.

Statements of Shareholder Equity

e.

Notes to the Financial Statements

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

Alternative Securities Markets Group to provide the following (ASM Venture Market and ASM Main Market ONLY):

•

Preparation of all Securities Registration Statements and Public Offering Memorandums

•

All International, Federal & State Registrations, Submissions, Qualifications and Compliance.

•

File SEC Form ID for SEC CIK Number and Edgar Filer Passcodes

•

Complete Drafting of Regulation A Registration Statement on SEC Form 1-A

•

Complete Submission of the SEC Form 1 to the United States Securities and Exchange Commission.

•

Filings of all Amended SEC Form 1-As required for the answering of all comments received from the SEC during the course of the Regulation A Review, Comment and Qualification process

•

NASAA Registration of the Regulation A in the Following States:

▪

California

▪

New York

▪

Florida

▪

Texas

•

Publishing of a Company page on the selected market tier that contains all information about the Company’s Stock and Offering

•

Publishing of a Company page for the Company’s publishing of all Investor Reporting Requirements

Underwriting Fees to be Paid by the Company to Alternative Securities Markets Group Corporation:

o

3% of the Grossing Offering Amount: $63,000 USD (can be paid from Offering Proceeds)

o

01% of the Company’s Current Issued and Outstanding Common Stock Shares to be Alternative Securities Markets Group Corporation at the time of Qualification of the Regulation A Registration Statement by the United States Securities and Exchange Commission.

We look forward to partnering with you on this business opportunity.

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ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers. Signature on this Cover Sheet is in lieu of, and has the same effect as, signature on each document referenced herein.

Company:

StepOne Personal Health, Inc.

Signature: Dr. Craig Brandman

Printed Name: Dr. Craig Brandman

Title: Chief Executive Officer

Company:

Alternative Securities Markets Group Corporation

By: Mr. Steven J. Muehler

      Mr. Steven J. Muehler

      Chief Financial Officer & Compliance Officer

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

# Signature Certificate

Document Reference: WXT7RXJCXK8Y4XDSMBXBMS

RightSignature
Easy Online Document Signing

**Dr. Brandman**
Party ID: KNTTLRIHW32U5NU2IHGHF8
IP Address: 166.170.46.134
VERIFIED EMAIL: drbrandman@steponehealth.com

Electronic Signature:

Multi-Factor
Digital Fingerprint Checksum: de3024534ea946e4b325a1a3a6e94725 5aa03ba7

**Alternative Securities Markets Group**
Party ID: INTXPRJV8I4L6FRCVNJYGE
IP Address: 4.59.63.62
VERIFIED EMAIL: steve@asmgbank.com

Electronic Signature:

Multi-Factor
Digital Fingerprint Checksum: 3444f31f4710b0055bf3c09b325dee715ea4af f0

| Timestamp | Audit |
| --- | --- |
| 2016-08-14 13:17:21 -0700 | All parties have signed document. Signed copies sent to: Wes Johnson, Dr. Brandman, and Alternative Securities Markets Group. |
| 2015-08-14 13:17:21 -0700 | Document signed by Dr. Brandman (drbrandman@steponehealth.com) with drawn signature. - 166.170.46.134 |
| 2016-08-14 13:16:23 -0700 | Document viewed by Dr. Brandman (drbrandman@steponehealth.com). - 166.170.46.134 |
| 2015-08-14 12:22:25 -0700 | Document signed by Alternative Securities Markets Group (steve@asmgbank.com) with drawn signature. - 4.59.63.62 |
| 2016-08-14 12:22:14 -0700 | Document viewed by Alternative Securities Markets Group (steve@asmgbank.com). - 4.59.63.62 |
| 2016-08-14 12:22:14 -0700 | Document created by Alternative Securities Markets Group (steve@asmgbank.com). - 4.59.63.62 |

This signature page provides a record of the online activity executing this contract.

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